UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        November 1, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.
FORM 8-K
INDEX

Item 2.02  Results of Operations and Financial Condition

On November 1, 2006, Bioject Medical Technologies Inc. (“Bioject”) issued a press release announcing a net loss of $0.6 million, or $0.04 per share, on revenues of $3.0 million for its third quarter ended September 30, 2006 and a net loss of $6.2 million, or $0.43 per share, on revenues of $7.5 million in the nine-month period ended September 30, 2006. A copy of the press release is attached as Exhibit 99.1.

Item 8.01  Other Events

On October 31, 2006, we met the 10-day minimum bid price requirement for our common stock and, on November 1, 2006, received notice from Nasdaq that we were in compliance with its listing requirements.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1                           Press release dated November 1, 2006 announcing Bioject Medical Technologies Inc.’s results for its third quarter and nine-month period ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2006	BIOJECT MEDICAL TECHNOLOGIES INC. (Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell Vice President of Finance (Principal Financial and Accounting Officer)